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                                  EXHIBIT 99.2

                           CONSIDERATION REQUEST FORM
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                                  EXHIBIT 99.2




                           CONSIDERATION REQUEST FORM

I am a holder of shares of stock in Sutter Buttes Savings Bank, F.S.B. ("Sutter Buttes"), and I do not intend to exercise dissenter's rights in the proposed merger of Sutter Buttes with and into Tri Counties Bank, a California commercial bank. I understand that, when the proposed merger takes place, some shareholders of Sutter Buttes will receive cash in exchange for their shares, and others will receive common stock of TriCo Bancshares in exchange for their shares. I request to receive payment as set forth below:

|_|     Please pay me cash in exchange  for my shares of common  stock in Sutter
        Buttes.

|_| Please pay me common stock of TriCo Bancshares in exchange for my shares of common stock in Sutter Buttes.

I understand that there is no guarantee that I will receive payment according to this request.

Date________________   __________________________________________
                       Name


                       __________________________________________
                       Name
                       (Please type or print name(s) exactly as it appears on your stock certificate(s).)


                       __________________________________________
                       Signature


                       __________________________________________
                       Signature
                       (Please sign name(s) exactly as it appears on your stock certificate(s).)

In the event that requests for TriCo Stock equal less than 51% of the total consideration, TriCo Stock will be allocated first, on a pro rata basis, to those shareholderrs who fail to request a form of payment through this Consideration Request Form and next, if necessary, on a pro rata basis, to those shareholders who request cash. In the event that requests for TriCo Stock equal more than 51% of the total consideration, cash will be allocated first, on a pro rata basis, to those shareholderrs who fail to request a form of payment through this


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